UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2016

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, Novelis Inc. (“Novelis” or the “Company”) announced that it named Emilio Braghi Senior Vice President of Novelis Inc. and President, Novelis Europe, effective September 1, 2016. The Company expects its Board of Directors to formally appoint Mr. Braghi to the role at its next meeting.

Mr. Braghi, 48, joined Novelis in 1999 as a sales manager in Europe and has held various roles of increasing responsibility during his tenure with the Company. Most recently, Mr. Braghi served as Vice President of the Company’s North America Operations since May 2015. He holds a degree in Engineering and Industrial Production Technologies from Politecnico di Milano in Milan, Italy.

Mr. Braghi will receive an annual base salary of $350,000, an annual short term target bonus equal to 60% of his base salary, and a long term incentive target opportunity of $400,000. He will also receive expatriate benefits and perquisites customarily provided to our executives.

Mr. Braghi succeeds Erwin Mayr, who will depart the Company following a transition period.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press release, July 21, 2016 (furnished to the Commission as part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: July 22, 2016	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated July 21, 2016 (furnished to the Commission as part of this Form 8-K).